EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

The following is a list of significant subsidiaries of the Registrant:
1	Parker North America Operations, LLC (Nevada)-100% direct subsidiary.
2	Parker Drilling International Holding Company, LLC (Delaware)-100% direct subsidiary.
3	Parker Technology, Inc. (Oklahoma)-100% direct subsidiary.
4	Universal Rig Service LLC (Delaware)-100% direct subsidiary.
5	Parker Drilling Offshore USA, LLC (Oklahoma)-100% indirect subsidiary-owned by Parker Drilling Offshore, LLC (100%).
6	Parker Drilling Company International Limited (Nevada)-100% indirect subsidiary-owned by Parker Drilling Eurasia, Inc. (100%)
7	Parker Drilling Company Eastern Hemisphere, Ltd. Co. (Oklahoma)-100% indirect subsidiary-owned by Parker Drilling Eurasia, Inc. (100%).
8	Parker Drilling Netherlands B.V. (Netherlands)-100% indirect subsidiary-owned by PD Selective Holdings C.V. (100%).
9	Parker Drilling Russia B.V. (Netherlands)-100% indirect subsidiary-owned by Parker Drilling Netherlands B.V. (100%).
10	Parker Drilling Arctic Operating, LLC (Delaware)-100% indirect subsidiary-owned by Parker North America Operations, LLC (100%).
11	Parker Drilling Offshore International, Inc. (Cayman Islands)-100% indirect subsidiary-owned by Parker North Drilling Offshore Company, LLC (100%).
12	Primorsky Drill Rig Services BV (Netherlands)-100% indirect subsidiary-owned by Parker Drilling Netherlands B.V. (100%).
13	Parker Drilling Management Services, Ltd. (Nevada)-100% indirect subsidiary-owned by Parker North America Operations, LLC (100%).
14	International Tubulars FZE (United Emirates)-100% indirect subsidiary-owned by International Tubular Services Limited (100%).
15	Parker Hungary Rig Holding LLC (Hungary)-100% indirect subsidiary-owned by Parker Drillsource, LLC (100%).
16	Parker Drilling Company Kuwait Limited (Bahamas)-100% indirect subsidiary-owned by PD Selective Holdings C.V. (100%).
17	JSC Parker Drilling Company of Sakhalin (Russia)-100% indirect subsidiary-owned by Parker Drilling Netherlands B.V. (100%).
18	Quail Tools, L.P. (Oklahoma)-100% indirect subsidiary-owned by Parker Tools, LLC (99%) and Quail USA LLC (1%).
19	International Tubular Services De Mexico, S. De R.I. De C.V. (Mexico)-100% indirect subsidiary-owned by International Tubular Services Limited (99.74%) and ITS Egypt Holdings 2, Ltd (0.26%).
20	Parker Drilling Eurasia, Inc. (Delaware)-100% indirect subsidiary-owned by Parker Drilling International Holding Company, LLC (64.8%) and Parker Drilling Offshore Company, LLC (35.2%).
21	International Tubular Services Limited (United Kingdom)-100% indirect subsidiary-owned by PD ITS Holdings C.V. (100%).
22	Parker Drilling Company of New Guinea, LLC (Delaware)-100% indirect subsidiary-owned by PD Selective Holdings C.V. (100%).
23	Parker Central Europe Rig Holdings Limited Liability Company (Hungary)-100% indirect subsidiary-owned by Parker Drilling (Kazakhstan), LLC (100%).
24	Parker Singapore Rig Holding Pte. Ltd. (Singapore)-100% indirect subsidiary-owned by PD Selective Holdings C.V. (100%).
25	Parker Drilling Canada Company (Canada)-100% indirect subsidiary-owned by Parker Technology, Inc. (100%).
26	2M-Tek, Inc. (Louisiana)-100% indirect subsidiary-owned by Parker Drilling Offshore Company LLC (100%).
27	Parker Drilling Overseas B.V. (Netherlands)-100% indirect subsidiary-owned by Parker Drilling Netherlands B.V. (100%).

Note: Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.